Exhibit 99.1

April 8, 2021

BlackRock, Inc.

40 East 52nd Street
New York, NY  10022

Attention: Daniel Schwieger, Managing Director

BlackRock TCP Capital Corp.
2951 28th Street, Suite 1000

Santa Monica, California 90403

Attention: Howard Levkowitz, Chairman and CEO

Re:Resignation

Dear Messrs. Schwieger and Levkowitz:

By this letter, I hereby resign from my position as Chief Financial Officer of BlackRock TCP Capital Corp. (the “Company”), effective June 3, 2021. I am grateful to you and to the Board of Directors of the Company for the trust and honor of serving the Company’s shareholders.

Sincerely,

/s/ Paul L. Davis

Paul L. Davis